UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2024

ENVIROTECH VEHICLES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38078	46-0774222
(Commission File Number)	(IRS Employer Identification No.)
1425 Ohlendorf Road Osceola, AR	72370
(Address of Principal Executive Offices)	(Zip Code)

(870) 970-3355

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	EVTV	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Agreement.

Amended and Restated Standby Equity Purchase Agreement

On October 31, 2024 (the “Effective Date”), Envirotech Vehicles, Inc., a Delaware corporation (the “Company”), entered into an amended and restated standby equity purchase agreement (the “A&R SEPA”) with YA II PN, Ltd., a Cayman Islands exempt limited company (the “Investor”). The A&R SEPA amends and restates in its entirety the standby equity purchase agreement, dated September 23, 2024 (the "Original SEPA"), by and between the Company and the Investor, as previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 27, 2024. Except as described below, the terms and provisions of the A&R SEPA are consistent with the terms of the Original SEPA. Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the A&R SEPA, a copy of which is filed herewith as Exhibit 10.1.

Pursuant to the A&R SEPA, the Investor will advance to the Company, subject to the satisfaction of certain conditions as set forth therein, the principal amount of $3 million (the “Pre-Paid Advance”), which will be evidenced by convertible promissory notes (the “Promissory Notes”) in two tranches. The Promissory Notes will accrue interest on the outstanding principal balance at an annual rate equal to 0%, which will increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Promissory Notes) or a Registration Event (as defined in the Promissory Notes) for so long as such event remains uncured. The Promissory Notes will mature on November 13, 2025, which may be extended at the option of the Investor. The Promissory Notes are convertible at a conversion price equal to the lower of (i) $2.1480 per share or (ii) 93% of the lowest daily VWAP during the five consecutive trading days immediately preceding the conversion date (but no lower than the “floor price” then in effect, which is $0.3580 per share, subject to adjustment from time to time in accordance with the terms contained in the Promissory Notes).

The first tranche of the Pre-Paid Advance was disbursed on October 31, 2024 in the principal amount of $2 million. The second tranche of the Pre-Paid Advance will be in the principal amount of $1 million and advanced on the second trading day after the Resale Registration Statement (as defined below) first becoming effective. At the closing of each Pre-Paid Advance, the Investor will advance to the Company the principal amount of the applicable tranche of the Pre-Paid Advance, less a discount in the amount equal to 5% of the principal amount of such tranche of the Pre-Paid Advance netted from the purchase price due and structured as an original issue discount.

Pursuant to the A&R SEPA, and upon the satisfaction of the conditions to the Investor’s purchase obligation set forth in the A&R SEPA, including the registration of shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), issuable pursuant to the A&R SEPA for resale, the Company will have the right, from time to time, until November 1, 2027, to require the Investor to purchase up to $25 million of shares of Common Stock (the “Commitment Amount”), subject to certain limitations and conditions set forth in the A&R SEPA, by delivering written notice to the Investor (an “Advance Notice”).

If there is no balance outstanding under the Promissory Notes, the Company may, in its sole discretion, select the amount of the Advance that the Company desires to issue and sell to the Investor in each Advance Notice, subject to a maximum limit equal to 100% of the average of the daily volume traded of the Common Stock on The Nasdaq Capital Market for the five consecutive trading days immediately preceding the delivery of an Advance Notice (“Maximum Advance Amount”). If there is a balance outstanding under the Promissory Notes, the Company may only submit an Advance Notice (i) if an Amortization Event (as defined in the Promissory Notes) has occurred and the Company’s obligation to make prepayments under the Promissory Notes has not ceased, and (ii) the aggregate purchase price owed to the Company from such Advances (“Advance Proceeds”) will be paid by the Investor by offsetting the amount of the Advance Proceeds against an equal amount outstanding under the Promissory Notes. Pursuant to an Advance Notice, the shares will be issued and sold to the Investor at a per share price equal to, at the election of the Company as specified in the relevant Advance Notice: (i) 96% of the Market Price for any period commencing on the receipt of the Advance Notice by the Investor (or, if the Advance Notice is submitted to the Investor prior to 9:00 a.m. Eastern Time, the opening of trading on such day) and ending on 4:00 p.m. Eastern Time on the date of the applicable Advance Notice, and (ii) 97% of the Market Price for any three consecutive trading days commencing on the day such Advance Notice is delivered.

For so long as there is a balance outstanding under the Promissory Notes, the Investor, at its sole discretion, may deliver to the Company a notice (an “Investor Notice”) to cause an Advance Notice to be deemed delivered to the Investor and the issuance of shares of Common Stock to the Investor pursuant to an Advance. The Investor may select the amount of the Advance pursuant to an Investor Notice up to the Maximum Advance Amount, provided that the amount of the Advance selected will not exceed the balance owed under the Promissory Notes outstanding on the date of delivery of the Investor Notice. The shares will be issued and sold to the Investor pursuant to an Investor Notice at a per share price equal to the Conversion Price that would be applicable to the amount of the Advance selected by the Investor if such amount were to be converted as of the date of delivery of the Investor Notice. The Investor will pay the purchase price for such shares to be issued pursuant to the Investor Notice by offsetting the amount of the purchase price to be paid by the Investor against an amount outstanding under the Promissory Notes.

Under the applicable rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”) and pursuant to the A&R SEPA, in no event may the Company issue or sell to the Investor shares of Common Stock in excess of 3,297,883 shares (the “Exchange Cap”), which is 19.99% of the shares of Common Stock outstanding immediately prior to the effective date of the Original SEPA, unless (i) the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of Common Stock under the A&R SEPA equals or exceeds $1.868 per share (which represents the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) on the trading day immediately preceding the effective date of the Original SEPA or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the effective date of the Original SEPA). In any event, the Company may not issue or sell any shares of Common Stock under the A&R SEPA if such issuance or sale would breach any applicable Nasdaq Rules.

In addition, the Company may not issue or sell any shares of Common Stock to the Investor under the A&R SEPA which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in the Investor and its affiliates beneficially owning more than 4.99% of the then-outstanding shares of Common Stock.

Pursuant to the A&R SEPA, the Company agreed to file with the SEC a registration statement on Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company deems appropriate, registering for resale all of the shares of Common Stock that are to be offered and sold to the Investor pursuant to the A&R SEPA (the “Resale Registration Statement”). The Company is required to have the Resale Registration Statement covering the resale of shares issued pursuant to the A&R SEPA declared effective by the SEC before it can request an Advance pursuant to the A&R SEPA.

The A&R SEPA will automatically terminate on the earliest to occur of (i) November 1, 2027 or (ii) the date on which the Investor has purchased from the Company under the A&R SEPA the Commitment Amount in full. The Company may terminate the A&R SEPA at any time upon five trading days’ prior written notice to the Investor, provided that there are no outstanding Advance Notices under which the Company is yet to issue Common Stock and provided that the Company has paid all amounts owed to the Investor pursuant to the A&R SEPA and the Promissory Notes. The Company and the Investor may also agree to terminate the A&R SEPA by mutual written consent. Neither the Company nor the Investor may assign or transfer their respective rights and obligations under the A&R SEPA, and no provision of the A&R SEPA may be modified or waived by the Company or the Investor other than by an instrument in writing signed by both parties.

The A&R SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in the A&R SEPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the parties.

The foregoing description of the material terms of the A&R SEPA is only a summary and is qualified in its entirety by reference to the full text of the A&R SEPA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein in its entirety.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K relating to the issuance of shares of Common Stock to the Investor pursuant to the A&R SEPA, including any shares to be issued in connection with an Advance Notice or an Investor Notice, and relating to the issuance of the Promissory Notes is incorporated by reference herein in its entirety. The offer and sale of shares of Common Stock and the issuance of the Promissory Notes pursuant to the A&R SEPA was and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events, expectations or actions and involve known and unknown risks, uncertainties and other factors that could cause the Company’s actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include the Company’s ability to satisfy the conditions under the A&R SEPA, market conditions and other risks detailed in the Company’s most recent Annual Report on Form 10-K and the Company’s subsequent periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*
Amended and Restated Standby Equity Purchase Agreement, dated October 31, 2024, by and between Envirotech Vehicles, Inc. and YA II PN, LTD. (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form S-1 (File No. 333-282961) filed with the Securities and Exchange Commission on November 1, 2024)

10.2
Convertible Promissory Note, dated October 31, 2024, issued to YA II PN, Ltd. (incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form S-1 (File No. 333-282961) filed with the Securities and Exchange Commission on November 1, 2024)

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*
Schedules to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROTECH VEHICLES, INC.

Date: November 6, 2024	By:	/s/ Franklin Lim
Franklin Lim
Chief Financial Officer